Exhibit 10.2

AMENDEND EMPLOYMENT AGREEMENT

This AMENDED EMPLOYMENT AGREEMENT (this "Agreement) is dated and is effective as of March 25 2019 (the "Effective Date") by and between DecisionPoint Systems, Inc., a company organized under the laws of the State of Delaware (the "Company"), and Steven Smith (the '"Executive").

WHEREAS. pursuant to that certain Employment Agreement dated as of April 11, 2016 by and among the Company and the Executive (the "Original Agreement") under which the Executive desires to accept such employment on the terms and conditions contained herein;, and,

WHEREAS, the Company and the Executive(") whereas the Executive desires to amend and extend the Term of Original Agreement; and,

NOW, THEREFORE, in consideration. of the foregoing premises and mumal covenants and agreements herein and for other good and valuable consideration, fue receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to:

l. Term of Employment. The Company hereby employs Executive, and Executive hereby accepts employment • with the Company for the term of beginning on April 1, 2019, and terminating on March 31> 2022 (the ''Term").

2. Modifications. Sections 3(a) and 3(b) are hereby deleted, and are replaced to read as follows:

Section 3. Compensation and Benefits.

(a) Base Salary. As of the Effective Date, the pxecutive shall be paid a base safary in consideration. for his. services provided to the Company at the rate of $400,000 per annum (the "Base Salary"), increasing to $410,000 per annum on the first anniversary and $420,000 per annum on the second anniversary.

(b) Stock/Option Grant. In consideration of the Executive entering into this Agreement, the Executive shall be granted shares of restricted stock or stock options equal to oot less than 700,,000 of common shares. of the Company. The exact nature of the grnnt will be mutually determined by the Company and the Executive . It is the intention of this Agreement that the Executive, through his folly vested shares or option, will fully participate in the value of ownership of 700,000 shares of common stock. The shares, or options shall vest in. accordance to a vesting schedule mutually agreed upon, however aU such shares or options shall be fully vested upon Change in Control or Termination of the Executive.

3.	Cancellation of Option. In consideration of the grant of 700,000 shares of common stock1 any existing options previously granted to the Executive under the Company's option plan will be cancelled.

4.	Annual Bonus. For the first year of the Term, the Annual Bonus shall be determined as set forth on Exhibit C attached hereto and made a part hereof.

Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF. the parties hereto have duly executed this Agreement to be effective as of the day and year first above written.

Exhibit C

Executive Bonus

For the first year of the Term, Executive will be entitled to earn an Annual Bonus io the minimum amount of 40% of Base Salary, or $160,000, based on achieving gross revenue attainment of $46,000,000 and EBITDA attainment of $2,700,000, as follows:

Revenue Attainment	Bonus Multiplier	Annual Bonus
0-75% Gross Revenue Attainment		$0
75%-100% Gross Revenue Attainment	(Percentage of gross revenue attainment - 75%) * the Annual Bonus amount, * 4	$0-$64,000
100%-133% Gross Revenue Attainment	(Percentage of gross revenue attainment - 100%) * the Annual Bonus amount, * 3	$64,000- $128,000

As an example, if 90% ($41,400,000) of established gross revenue target was attained the annual bonus earned would be $38,400.

As an example,. jf 110% ($50,600,000) of established gross revenue target was attained the annual bonus earned would be $83,200.

And;

EBITDA Attainment	Bonus Multiplier	Annual Bonus
0-75% EBITDA Attainment		$0
75%-100% EBITDA Attainment	(Percentage of gross revenue attainment - 75%) * the Annual Bonus amount, * 4	$0-$96,000
100%-133% EBITDA Attainment	(Percentage of gross revenue attainment - 100%) * the Annual Bonus amount, * 3	$96,000- $192,000

As an example, if 90% (2,430,000) of established EBITDA target was attained the annual bonus earned would be $57.600.

As an example, if ]10% ($2,970,000) of established EBITDA target was attained the annual bonus earned would be $124,800.